U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                  TXON INTERNATIONAL DEVELOPMENT CORPORATION
                       (Name of Small Business Issuer)

                                 June 5, 2000
                               Date of Report
                      (Date of earliest event reported)



   Nevada                         000-26119                87-0629754
(State or Other                  (Commission             (I.R.S. Employer
Jurisdiction of                    File No.)              Identification
Incorporation or                                          Number)
Organization)

        3672 Cove Point Drive, Salt Lake City, UT            84109
         (Address of Principal Executive Offices)          (Zip Code)

                                (801) 574-8000
                       (Registrant's Telephone Number)

Item 1.

CHANGES IN CONTROL OF REGISTRANT

At a Special Meeting of Stockholders on June 5, 2000, stockholders elected the following persons to serve as directors of the corporation: Richard A. Ford, age 45, Gary Lewis, age 48, and Jeanie Hildebrand, age 42. Immediately after the stockholders' meeting, the new Board elected the following persons to serve as officers of the Company.

     Richard A. Ford          President and Chairman of the Board

     Gary Lewis               Vice President

     Jeanie Hildebrand        Secretary

The new directors and officers assumed control of the Corporation from John Chris Kirch, Stephanie Harnicher, Robert E. Carter, Seymour Tatar and
Jay Shapiro who were not re-elected as directors of the Company.

Under the Bylaws of the corporation, officers and directors serve until the next annual meeting of stockholders or until their successors have been elected and qualified.

There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or related matters. There are no arrangements known to the registrant, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant. There are no family relationships between any directors or officers of the corporation.

ISSUANCE OF SECURITIES TO OFFICERS AND DIRECTORS

By resolution dated May 27, 2000, and in anticipation of the election of Richard Ford, Gary Lewis and Jeanie Hildebrand as officers and directors, and as an inducement to them accepting their positions, the prior Board of Directors authorized the issuance of post reverse split common shares of the Company to the new directors and officers which resulted in their holding the following positions in the common shares of the Company.

                Name and address of   Amount and nature of
Title of Class  beneficial owner      beneficial ownership  Percent of Class
--------------  --------------------  --------------------  ----------------
Common          Richard Ford           1,500,000 shares(1)      33.16%

Common          Gary Lewis             1,500,000 shares         33.16%

Common          Jeanie Hildebrand      1,000,000 shares         22.11%

Officers and
Directors as
as group                               4,000,000 shares         88.43%
_____________________________________________________
(1) These shareholdings are beneficial and of record



Item 5.  Other Events.

REVERSE SPLIT OF SHARES

     At a Special Meeting of Stockholders held On December 15, 1999, the stockholders adopted a resolution approving one (1) share for ten (10) share reverse split of the Company's outstanding shares. No action was taken to give effect to this resolution. A second resolution to approve this one (1) for ten (10) reverse split of shares was submitted to the Special Meeting of Stockholders held on June 5, 2000. The resolution was again adopted by a majority of the outstanding shares of the registrant. There were, on that date, 5,231,000 common shares of the registrant outstanding. The registrant's Transfer agent formally gave effect to this change on June 5, 2000. As a result of this action, the 5,231,100 common shares then outstanding became 523,100 common shares of the registrant. Neither the par value or any attributes of the registrant's common shares were changed by this action. The 4,000,000 restricted shares issued to officers and directors were issued after the reverse split of shares had been effected, which resulted in the percentages of ownership reflected above.

ADOPTION OF NON-QUALIFIED STOCK OPTION PLAN

On May 27, 2000 the Board of Directors adopted an executive compensation plan designated the "Txon International Development Corporation Year 2000 Non-Qualified Stock Option Plan" which provides for the issuance of options for the purchase of up to 1,000,000 common shares of the Company by officers, directors or consultants to the Company. A form of "Option Agreement" to be employed in connection with the plan was also approved. On the same day, the Board adopted a resolution directing the officers of the Company to cause to be prepared and filed a registration statement under the Securities Act of 1933 on Form S-8 to cover the common shares to be issued on exercise of the options. The exercise price of the options shall be Ten Cents ($.10) per share. The options shall be exercisable for two (2) years from the date on which they are granted. Options to purchase shares in the amounts set forth below have been granted to officers, directors and consultants to the registrant:

     Stephanie Harnicher               100,000 shares
     John Chris Kirch                  100,000 shares
     Jay Kirch                         100,000 shares
     Martin Trembley                   100,000 shares
     Ed Hall                           100,000 shares
                                    -----------------
                                       500,000 shares

None of these options have yet been exercised. It is anticipated that all these options will be exercised once a Form S-8 registrations statement is in effect covering the shares to be issued on exercise.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    TXON INTERNATIONAL DEVELOPMENT CORPORATION


                           /s/ Richard A. Ford
                    By:________________________________
                          Richard A. Ford, President